Adjusted Return on Capital Reconciliation

($ Millions)

Adjusted Return on Capital Reconciliation

	2013		2014	
	FMS	SCS	FMS	SCS
Net Earnings (1)	$ 227	$ 80	$ 284	$ 71
Restructuring and Other Charges, Net and Other	(19)	-	(6)	-
Income Taxes	117	50	150	51
Adjusted Earnings Before Income Taxes	325	130	428	122
Adjusted Interest Expense (2)	142	7	147	8
Adjusted Income Taxes (3)	(160)	(54)	(196)	(55)
Adjusted Net Earnings	$ 306	$ 83	$ 378	$ 75
Average Total Debt(4)	$ 3,982	$ (86)	$ 4,538	$ (112)
Average Off-Balance Sheet Debt(4)	131	331	130	383
Average Total Shareholders' Equity(4)	1,263	370	1,567	389
Average Adjustments to Shareholders' Equity (5)	(8)	-	(36)	-
Adjusted Average Total Capital	$ 5,368	$ 615	$ 6,198	$ 660
Adjusted Return on Capital	5.7%	13.5%	6.1%	11.4%

(1) Earnings calculated based on a 12-month rolling period.
(2) Interest expense includes interest on off-balance sheet vehicle obligations.
(3) Income taxes were calculated by excluding taxes related to comparable earnings items and interest expense.
(4) The average is calculated based on the average GAAP balances.
(5) Represents comparable earnings items for those periods.